    As filed with the Securities and Exchange Commission on January 3, 1997

                                                Registration No. 333-___________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------


                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)


                      Delaware                           94-2579751
            (State or other jurisdiction              (I.R.S. employer
          of incorporation or organization)         identification number)


                                9162 Eton Avenue
                          Chatsworth, California 91311
                                 (818) 709-1244

                       KEY EMPLOYEE STOCK PURCHASE PROGRAM
                            (Full title of the Plan)

                            DR. FRED H. DEINDOERFER
                   International Remote Imaging Systems, Inc.
                                9162 Eton Avenue
                          Chatsworth, California 91311
                                 (818) 709-1244

  (Name, address including zip code and telephone number, including area code, of registrants' agent for service)

                                    Copy to:
                          DANIEL G. CHRISTOPHER, ESQ.
                              Irell & Madella LLP
                      1800 Avenue of the Stars, Suite 900
                             Los Angeles, CA 90067
                                 (310) 277-1010


                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                  Proposed         Proposed
                                Amount to be       Maximum          Maximum
         Title of                Registered    Offering Price      Aggregate            Amount of
Securities to be Registered        Shares       Per Share (1)   Offering Price (1)   Registration Fee
-----------------------------------------------------------------------------------------------------
Common Stock, $.01 par value      84,320           $1.97            166,110               $100
=====================================================================================================

---------------
(1) The offering price is to be computed pursuant to Rule 457(c) as securities offered at prices computed upon the basis of fluctuating market prices.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         *The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Office at 5757 Wilshire Boulevard, Suite 500, Los Angeles, California 90036. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain reports, proxy statements, and other information filed by the Company may also be obtained at the Commission's World Wide Web site, located at http://www.sec.gov. The Company's Common Stock, par value $.01 per share, is listed on the American Stock Exchange and reports, proxy statements and other information regarding the Company can be inspected at the offices of such exchange. Information required by Part I to be contained in the Section 10(a) prospectus is omitted form this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to
Part I of Form S-8.


                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by the Company under the Exchange Act with the Commission are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K, as amended and restated by the Company's Report on Form 10-K/A (Amendment No. 1), for the fiscal year ended December 31, 1995; (2) the description of the Company's Common Stock as set forth in the registration statement filed by the Company on Amendment No. 1 to Form 8-A dated June 16, 1992; (3) the Company's Report on Form 8-K dated February 1, 1996 ; (4) the Company's Report on Form 8-K dated May 9, 1996; (5) the Company's Report on Form 10-Q, as amended and restated by the Company's Report on Form 10-Q/A (Amendment No. 1), for the period ended March 31, 1996; (6) the Company's Report on Form 8-K dated July 15, 1996; (7) the Company's report on Form 10-Q, as amended and restated by the Company's Report on Form 10-Q/A (Amendment No. 1), for the period ended June 30, 1996; (8) the Company's Report on Form 8-K dated July 31, 1996; (9) the Company's Report on Form 8-K dated September 27, 1996;
(10) the Company's Report on Form 8-K dated September 30, 1996; (11) the Company's Report on Form 8-K/A dated July 31, 1996; (12) the Company's Report on Form 8-K dated October 21, 1996; and (13) the Company's Report on Form 10-Q for the period ended September 30, 1996.

         In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain current and former partners of Irell & Manella LLP own 41,142 shares of Common Stock and options to purchase an additional 5,000 shares of Common Stock.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article SEVENTH of the Company's Certificate of Incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or knowing violation of law. The Company's Certificate of Incorporation also contains provisions requiring the Company to indemnify its directors and officers to the fullest extent permitted by the DGCL.

         Section 145 of the DGCL provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceedings because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, against all costs actually and reasonably incurred by him in connection with such suit or proceedings if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise determines) that such person shall not have been adjudged liable to the corporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.


EXHIBIT
NUMBER    DESCRIPTION
------    -----------



4.1(a)    Specimen of Common Stock Certificate (1)
4.1(b)    Legend re: Transfer Restrictions and Repurchase Option
4.2       Key Employee Stock Purchase Program, as amended through
            December 27, 1996
5.1       Legal Opinion of Irell & Manella LLP
23.1      Consent of Irell & Manella LLP (included in legal opinion filed as
            Exhibit 5.1)
23.2      Consent of Coopers & Lybrand L.L.P.
23.3      Consent of Coopers & Lybrand L.L.P.
23.4      Consent of KPMG Peat Marwick LLP

----------------------------
(1) Incorporated by reference to the Company's Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on March 27, 1996 (File No. 333-002001).



ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for the Company by the law firm of Irell & Manella LLP, Los Angeles, California.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 31st day of December 1996.

                                   INTERNATIONAL REMOTE IMAGING
                                   SYSTEMS, INC.


                                   By: /s/  Fred H. Deindoerfer
                                   Fred H. Deindoerfer
                                   Chairman and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Fred H. Deindoerfer and Martin S. McDermut, jointly and severally, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


         Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


          Signature                     Title                    Date
          ---------                     -----                    ----



/s/  Fred H. Deindoerfer      Chairman, Chief Executive     December 31, 1996
--------------------------    Officer, and Director
Dr. Fred H. Deindoerfer


/s/  John A. O'Malley         Director                      December 31, 1996
--------------------------
Dr. John A. O'Malley



/s/  Steven M. Besbeck        Director                      December 31, 1996
--------------------------
Steven M. Besbeck



/s/  Thomas F. Kelley         Director and Vice President   December 31, 1996
--------------------------
Thomas F. Kelley



/s/  Martin S. McDermut       Chief Financial Officer       December 31, 1996
--------------------------
Martin S. McDermut



/s/  E. Eduardo Benmaor       Controller and Principal      December 31, 1996
--------------------------    Accounting Officer
E. Eduardo Benmaor

                                  EXHIBIT INDEX
                                  -------------


EXHIBIT
NUMBER            DESCRIPTION
------            -----------

4.1(a)    Specimen of Common Stock Certificate (1)
4.1(b)    Legend re: Transfer Restrictions and Repurchase Option
4.2       Key Employee Stock Purchase Program, as amended through
            December 27, 1996
5.1       Legal Opinion of Irell & Manella LLP
23.1      Consent of Irell & Manella LLP (included in legal opinion filed as
                                       Exhibit 5.1)
23.2      Consent of Coopers & Lybrand L.L.P.
23.3      Consent of Coopers & Lybrand L.L.P.
23.4      Consent of KPMG Peat Marwick LLP

---------------
(1) Incorporated by reference to the Company's Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on March 27, 1996 (File No. 333-002001).